As filed with the Securities and Exchange Commission on November 5, 1998
                                                   REGISTRATION NO. 333-11227
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO 1.
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                          WORLD WIDE STONE CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


             NEVADA                                             33-0297934
--------------------------------                          ----------------------
  (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                               5236 S. 40th Street
                             Phoenix, Arizona 85040
                -------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



                          WORLD WIDE STONE CORPORATION
            Consulting Agreement between World Wide Stone Corporation
                       and La Costa Financial Corporation
            ---------------------------------------------------------
                            (Full Title of the Plan)


                        Franklin E. Cunningham, President
                          WORLD WIDE STONE CORPORATION
                   5236 S. 40th Street, Phoenix, Arizona 85040
                                 (602) 438-1001
           ----------------------------------------------------------
           (Name, Address, and Telephone Number, Including Area Code,
                              of Agent for Service)

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
                              PURPOSE OF AMENDMENT

      World Wide Stone Corporation, a Nevada corporation (the "Company"), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement solely for the purpose of deregistering all of the shares of its common stock, par value $.001 per share (the "Common Stock") registered pursuant to this Form S-8 Registration Statement (the "Registration Statement") that have not been sold prior to the date of filing hereof. The Registration Statement was originally filed to register under the Securities Act of 1933, as amended (the "Securities Act"), shares of Common Stock issuable upon exercise of certain warrants that were issued to La Costa Financial Corporation (the "Consultant") pursuant to a consulting agreement effective as of August 12, 1996, by and between the Company and the Consultant (the "Consultant Agreement"). Effective as of October 12, 1996, the Company and the Consultant mutually agreed to terminate the Consulting Agreement and to cancel those warrants that had not been previously exercised by the Consultant. Pursuant to its undertaking given in the Registration Statement, the Company hereby deregisters under the Securities Act all of the shares of Common Stock registered pursuant to the Registration Statement that have not been sold prior to the date of filing hereof, which shares have been cancelled as a result of cancellation of the warrants. An aggregate of 1,000,000 shares of the Common Stock registered under this Registration Statement were previously issued to the Consultant upon exercise of a portion of the warrants. Accordingly, such shares are not being deregistered.

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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 2nd day of November, 1998.

                                  WORLD WIDE STONE CORPORATION

                              By: /s/ Franklin E. Cunningham
                                  ----------------------------------------------
                                  Franklin E. Cunningham, Chairman of the Board, President, and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                      POSITION                       DATE
       ---------                      --------                       ----

/s/ Frankin E. Cunningham     Chairman of the Board, President, November 2, 1998
---------------------------   and Chief Executive Officer
Franklin E. Cunningham        (Principal Executive Officer)


/s/ Spencer W. Cunningham     Executive Vice President, Chief   November 2, 1998
---------------------------   Financial Officer, Treasurer,
Spencer W. Cunningham         and Director (Principal
                              Financial Officer)

/s/ Timothy H. Ligget         Chief Accounting Officer and      November 2, 1998
---------------------------   Director (Principal Accounting
Timothy H. Ligget             Officer)


/s/ Lee M. Cunningham         Vice President and Director       November 2, 1998
---------------------------
Lee M. Cunningham


/s/ Michael D. Nafziger       Director of National Sales,       November 2, 1998
---------------------------   Secretary and Director
Michael D. Nafziger


/s/ L. Ernest Whitesel        Director                          November 2, 1998
---------------------------
L. Ernest Whitesel

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